As filed with the Securities and Exchange Commission on August 3, 2007
Registration No. 333-_______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.
(Exact Name of Registrant as specified in its charter)

Delaware		05-0569368
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)
1300 South 2nd Street Pekin, IL 61555
(Address including zip code of Principal Executive Offices)

AVENTINE RENEWABLE ENERGY HOLDINGS, INC. 2003 STOCK INCENTIVE PLAN (Amended and Restated as of April 16, 2007)
(Full title of the plan)
Ronald H. Miller President & Chief Executive Officer Aventine Renewable Energy Holdings, Inc. 1300 South 2nd Street Pekin, IL 61555 (309) 347-9200

(Name, address and telephone number, including area code, of agent for service)

Copy to:
Richard D. Truesdell, Jr., Esq. Davis Polk & Wardwell 450 Lexington Avenue New York, New York 10017 212-450-4000

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.001 per share	1,700,000	$16.27(2)	$27,659,000(2)	$850.00
(1)	Plus an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
Estimated pursuant to Rules 457(h) and 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purpose of computing the registration fee, based on the average of the high and low prices of the securities being registered hereby under the Aventine Renewable Energy Holdings, Inc. 2003 Stock Incentive Plan (the “Plan”) on the New York Stock Exchange on August 1, 2007.

EXPLANATORY NOTE

The Registration Statement filed on September 6, 2006 (Registration No. 033-137142) (the “Prior Registration Statement”) to register under the 1933 Act, 4,270,807 shares of Aventine Renewable Energy Holdings, Inc. common stock, par value $0.001 per share (the “Common Stock”) is incorporated herein by reference.  This Registration Statement on Form S-8 (this “Registration Statement”) has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of effecting the registration under the 1933 Act of an additional 1,700,000 shares of Common Stock issuable upon awards granted, or to be granted, under the Plan at any time or from time to time.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of the Registration Statement on Form S-8 (the “Registration Statement”) is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of the Registration Statement.  The documents containing the information specified in Part I will be delivered to the participants in the Plan as required by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  EXHIBITS

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Davis Polk & Wardwell (included in Exhibit 5).

24	Powers of attorney (included on the signature pages hereof).

99
Aventine Renewable Energy Holdings, Inc. 2003 Stock Incentive Plan (Amended and Restated as of April 16, 2007) (incorporated herein by reference to Exhibit 10.1 to the Form 8-K filed on April 16, 2007 (Commission Exchange Act File No. 001-32922)).*

______________________________
*Incorporated by reference.

EXPERTS

The consolidated financial statements of Aventine Renewable Energy Holdings, Inc. appearing in Aventine Renewable Energy Holdings, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2006 (including schedule appearing therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pekin, State of Illinois, on the 3rd day of August, 2007.

Aventine Renewable Energy Holdings, Inc.

By:	/s/ Ronald H. Miller
Name:	Ronald H. Miller
Title:	President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints Lynn K. Landman and William J. Brennan and each of them as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable the Company to comply with the Securities Act and any requirements of the Commission in respect thereof, in connection with the filing with the Commission of this Registration Statement on Form S-8 under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities on August 3, 2007.

Signature	Title

/s/ Ronald H. Miller	President, Chief Executive Officer and Director
Ronald H. Miller

/s/ Ajay Sabherwal	Chief Financial Officer
Ajay Sabherwal

/s/ William J. Brennan	Chief Accounting and Compliance Officer
William J. Brennan

/s/ Leigh Abramson	Director
Leigh Abramson

/s/ Richard A. Derbes	Director
Richard A. Derbes

/s/ Farokh Hakimi	Director
Farokh Hakimi

/s/ Michael C. Hoffman	Director
Michael C. Hoffman

/s/ Wayne D. Kuhn	Director
Wayne D. Kuhn

/s/ Bobby L. Latham	Director
Bobby L. Latham

Director
Arnold M. Nemirow

EXHIBIT INDEX

5	Opinion of Davis Polk & Wardwell.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Davis Polk & Wardwell (included in Exhibit 5).

24	Powers of attorney (including on the signature pages hereof).

99
Aventine Renewable Energy Holdings, Inc. 2003 Stock Incentive Plan (Amended and Restated as of April 16, 2007) (incorporated herein by reference to Exhibit 10.1 to the Form 8-K filed on April 16, 2007 (Commission Exchange Act File No. 001-32922)).*

_______________________
*Incorporated by reference.